Exhibit 99.1

SanDisk Corporation
601 McCarthy Boulevard
Milpitas, CA 95035-7932
Phone: 408-801-1000
Fax: 408-801-8657

CONTACT:	Investor Contact:	Media Contact:
	Jay Iyer	Ryan Donovan
	(408) 801-2067	(408) 801-2857

SANDISK ANNOUNCES FOURTH QUARTER
AND FISCAL 2009 FINANCIAL RESULTS

Record Quarterly Product Revenue, Profit and Cash Flow

Milpitas, CA, January 28, 2010 - SanDisk Corporation (NASDAQ:SNDK), the global leader in flash memory cards, today announced results for the fourth quarter and fiscal year ended January 3, 2010.  Total fourth quarter revenue of $1.24 billion increased 44% on a year-over-year basis and increased 33% sequentially.  Total revenue for fiscal 2009 of $3.57 billion increased 6% from $3.35 billion in fiscal 2008.

Fourth quarter net income, in accordance with U.S. Generally Accepted Accounting Principles (GAAP), was $340 million, or earnings of $1.45 per diluted share, compared to net loss of ($1.76) billion, or ($7.78) per share, in the fourth quarter of fiscal 2008 and net income of $231 million, or $0.99 per diluted share, in the third quarter of fiscal 2009.  The GAAP net income for fiscal 2009 was $415 million, or $1.79 per diluted share, compared to net loss of ($1.99) billion, or ($8.82) per share, in fiscal 2008.

On a non-GAAP basis, which excludes the impact of acquisition-related charges, share-based compensation expense, impairment of goodwill and acquisition-related intangible assets, non-cash economic interest expense associated with the cash-settled convertible note, and related tax adjustments and valuation allowance, fourth-quarter net income was $277 million, or $1.18 per diluted share, compared to a net loss of ($359) million, or ($1.59) per share, in the fourth quarter of fiscal 2008 and net income of $176 million, or $0.75 per diluted share, in the third quarter of fiscal 2009.  The non-GAAP net income for fiscal 2009 was $427 million, or $1.84 per diluted share, compared to net loss of ($466) million, or ($2.07) per share, in fiscal 2008.  For reconciliation of non-GAAP to GAAP results, see accompanying financial tables and footnotes.

“We delivered a terrific fourth quarter in 2009 — our best performance ever in product revenue, profit and cash flow.  These results demonstrate the success of the actions that we took this past year, including restructuring our captive supply and diversifying our OEM and retail channels that resulted in unit sales growth of 55% and gigabyte growth of 100% compared to the fourth quarter of 2008.  Product gross margin was sharply higher due to continued strong cost reductions and stable pricing,” said Eli Harari, Chairman and CEO, SanDisk. “In 2010, we look forward to solid growth in our markets with a continued emphasis on profitability.”

FOURTH QUARTER FISCAL 2009 METRICS & HIGHLIGHTS
  Total revenue was $1.24 billion, up 44% year-over-year and up 33% sequentially.
  Product revenue was $1.14 billion, up 54% year-over-year and up 40% sequentially.
  License and royalty revenue was $100 million, down 18% year-over-year and down 18% sequentially.
  GAAP product gross profit was $501 million, or 44% of product revenue, compared to GAAP product gross loss of ($462) million, or (62%) of product revenue, in the fourth quarter of fiscal 2008 and GAAP product gross profit of $315 million, or 39% of product revenue, in the third quarter of fiscal 2009.  Fourth quarter product gross profit included a $95 million benefit primarily from the sale of previously reserved inventory.
  Non-GAAP product gross profit was $509 million, or 45% of product revenue, compared to non-GAAP product gross loss of ($449) million, or (61%) of product revenue, in the fourth quarter of fiscal 2008 and non-GAAP product profit of $320 million, or 39% of product revenue, in the third quarter of fiscal 2009.  Fourth quarter product gross profit included a $95 million benefit primarily from the sale of previously reserved inventory.
  GAAP operating profit was $376 million, or 30% of total revenue, compared to GAAP operating loss of ($1.63) billion, or (188%) of total revenue, in the fourth quarter of fiscal 2008 and GAAP operating profit of $240 million, or 26% of total revenue, in the third quarter of fiscal 2009.
  Non-GAAP operating profit was $417 million, or 34% of total revenue, compared to non-GAAP operating loss of ($568) million, or (66%) of total revenue, in the fourth quarter of fiscal 2008 and non-GAAP operating profit of $263 million, or 28% of total revenue, in the third quarter of fiscal 2009.
  Cash flow from operations was $388 million and free cash flow was $431 million.
  Total cash and equivalents, short and long-term investments at the end of the fourth quarter were $3.02 billion compared to $2.54 billion at the end of the fourth quarter of fiscal 2008 and $2.58 billion at the end of the third quarter of fiscal 2009.
  Total memory units sold in the fourth quarter of fiscal 2009 increased 55% year-over-year and increased 22% sequentially.
  Gigabytes sold in the fourth quarter of fiscal 2009 increased 100% year-over-year and increased 44% sequentially.
  Average price per gigabyte sold in the fourth quarter of fiscal 2009 declined 23% year-over-year and declined 2% sequentially.
FULL-YEAR FISCAL 2009 KEY FINANCIAL HIGHLIGHTS
  GAAP product gross margin was 27.6% compared to (15.7%) in fiscal 2008.
  Non-GAAP product gross margin was 28.4% compared to (13.4%) in fiscal 2008.
  GAAP operating margin was 14.6% compared to (58.9%) in fiscal 2008.
  Non-GAAP operating margin was 17.6% compared to (23.4%) in fiscal 2008.
  Operating cash flow was $488 million compared to $88 million in fiscal 2008.
  Free cash flow was $438 million compared to ($338) million in fiscal 2008.
CONFERENCE CALL

SanDisk’s fourth quarter 2009 conference call is scheduled for 2:00 P.M., Pacific Time, Thursday, January 28, 2010.  The conference call will be webcast and can be accessed live, and throughout the quarter, at SanDisk's website at http://www.sandisk.com/IR.  To participate in the call via telephone, the dial-in number is 719-457-2631 and the dial-in password is 1423107.  A copy of this press release will be furnished to the Securities and Exchange Commission on a current report on Form 8-K and will be posted to our website prior to the conference call.

A complete reconciliation between GAAP and non-GAAP information referred to in this release is provided in the attached tables.

FORWARD LOOKING STATEMENTS

This news release contains certain forward-looking statements, including statements about our business prospects and outlook, our expectations for fiscal year 2010 and our expectations regarding our business, including our retail and OEM businesses, and continued cost reductions, that are based on our current expectations and are subject to numerous risks and uncertainties that may cause these forward-looking statements to be inaccurate and may significantly harm our business, financial condition and results of operations.  Risks that may cause these forward-looking statements to be inaccurate include among others:
  competitive pricing pressures, resulting in lower average selling prices and lower or negative product gross margins;
  expansion of supply from existing competitors and ourselves creating excess market supply, causing our average selling prices to decline faster than our costs;
  unpredictable or changing demand for our products, particularly for certain form factors or capacities;
  excess captive memory output or capacity which could result in write-downs for excess inventory, lower of cost or market reserves, fixed costs associated with under-utilized capacity, or other consequences;
  inability to maintain or grow sales through our new channels to which we are selling private label products, wafers and components or potential loss of branded product sales as a result;
  insufficient non-memory materials or capacity from our suppliers and contract manufacturers to meet demand; or increases in cost of non-memory materials or capacity;
  less than anticipated demand, including due to economic weakness in our markets; and
  other risks detailed from time-to-time under the caption “Risk Factors” and elsewhere in our Securities and Exchange Commission filings and reports, including, but not limited to, our Annual Report on Form 10-K/A for the fiscal year ended December 28, 2008 and Quarterly Report on Form 10-Q for the third quarter ended September 27, 2009.
Future results may differ materially from those previously reported.  We do not intend to update the information contained in this release.

ABOUT SANDISK

SanDisk Corporation, the inventor and world’s largest supplier of flash storage cards, is a global leader in flash memory – from research, manufacturing and product design to consumer branding and retail distribution.  SanDisk’s product portfolio includes flash memory cards for mobile phones, digital cameras and camcorders, digital audio/video players, USB flash drives for consumers and the enterprise, embedded memory for mobile devices, and solid state drives for computers.  SanDisk (www.sandisk.com/corporate) is a Silicon Valley-based S&P 500 company with more than half its sales outside the United States.

SanDisk and the SanDisk logo are trademarks of SanDisk Corporation, registered in the United States and other countries. Other brand names mentioned herein are for identification purposes only and may be the trademarks of their respective holder(s).

SanDisk Corporation
Preliminary Condensed Consolidated Statements of Operations
(in thousands, except per share amounts, unaudited)

	Three months ended		Twelve months ended
	January 3, 2010	December 28, 2008 (1)	January 3, 2010	December 28, 2008 (1)
Revenues:
Product	$1,141,972	$742,128	$3,154,314	$2,843,243
License and royalty	99,619	121,749	412,492	508,109
Total revenues	1,241,591	863,877	3,566,806	3,351,352

Cost of product revenues	637,960	1,193,759	2,269,651	3,233,753
Amortization of acquisition-related intangible assets	3,133	10,766	12,529	54,512
Total cost of product revenues	641,093	1,204,525	2,282,180	3,288,265
Gross profit (loss)	600,498	(340,648)	1,284,626	63,087

Operating expenses:
Research and development	111,078	101,812	384,158	429,949
Sales and marketing	64,477	82,426	208,514	328,079
General and administrative	49,048	46,186	171,359	204,765
Impairment of goodwill	—	845,453	—	845,453
Impairment of acquisition-related intangible assets	—	175,785	—	175,785
Amortization of acquisition-related intangible assets	292	3,275	1,167	17,069
Restructuring and other	(727)	31,382	38	35,467
Total operating expenses	224,168	1,286,319	765,236	2,036,567
Operating income (loss)	376,330	(1,626,967)	519,390	(1,973,480)

Other income (expense)	926	11,799	(15,589)	21,106
Income (loss) before income taxes	377,256	(1,615,168)	503,801	(1,952,374)
Provision for income taxes	37,751	142,763	88,491	34,250
Net income (loss)	$339,505	$(1,757,931)	$415,310	$(1,986,624)

Net income (loss) per share:
Basic	$1.49	$(7.78)	$1.83	$(8.82)
Diluted	$1.45	$(7.78)	$1.79	$(8.82)

Shares used in computing net income (loss) per share:
Basic	228,392	226,079	227,435	225,292
Diluted	234,462	226,079	231,959	225,292

(1)    As adjusted for the retrospective adoption of new accounting requirements, effective on December 29, 2008, relating to non-cash economic interest expense associated with the Company's cash-settled convertible debt.

SanDisk Corporation
Reconciliation of Preliminary GAAP to Non-GAAP Operating Results (1)
(in thousands, except per share data, unaudited)

	Three months ended		Twelve months ended
	January 3, 2010	December 28, 2008 (2)	January 3, 2010	December 28, 2008 (2)
SUMMARY RECONCILIATION OF NET INCOME (LOSS)
GAAP NET INCOME (LOSS)	$339,505	$(1,757,931)	$415,310	$(1,986,624)
Share-based compensation (a)	37,502	23,914	95,560	97,799
Impairment of goodwill and acquisition-related intangible assets (b)	—	1,021,238	—	1,021,238
Amortization of acquisition-related intangible assets (c)	3,425	14,041	13,696	71,581
Convertible debt interest (d)	14,959	12,673	54,454	49,340
Income tax adjustments (e)	(118,180)	326,734	(151,813)	280,692
NON-GAAP NET INCOME (LOSS)	$277,211	$(359,331)	$427,207	$(465,974)

GAAP COST OF PRODUCT REVENUES	$641,093	$1,204,525	$2,282,180	$3,288,265
Share-based compensation (a)	(5,260)	(2,489)	(12,427)	(10,775)
Amortization of acquisition-related intangible assets (c)	(3,133)	(10,766)	(12,529)	(54,512)
NON-GAAP COST OF PRODUCT REVENUES	$632,700	$1,191,270	$2,257,224	$3,222,978

GAAP GROSS PROFIT (LOSS)	$600,498	$(340,648)	$1,284,626	$63,087
Share-based compensation (a)	5,260	2,489	12,427	10,775
Amortization of acquisition-related intangible assets (c)	3,133	10,766	12,529	54,512
NON-GAAP GROSS PROFIT (LOSS)	$608,891	$(327,393)	$1,309,582	$128,374

GAAP RESEARCH AND DEVELOPMENT EXPENSES	$111,078	$101,812	$384,158	$429,949
Share-based compensation (a)	(14,058)	(10,161)	(36,399)	(38,854)
NON-GAAP RESEARCH AND DEVELOPMENT EXPENSES	$97,020	$91,651	$347,759	$391,095

GAAP SALES AND MARKETING EXPENSES	$64,477	$82,426	$208,514	$328,079
Share-based compensation (a)	(8,094)	(4,587)	(19,247)	(20,067)
NON-GAAP SALES AND MARKETING EXPENSES	$56,383	$77,839	$189,267	$308,012

GAAP GENERAL AND ADMINISTRATIVE EXPENSES	$49,048	$46,186	$171,359	$204,765
Share-based compensation (a)	(10,090)	(6,677)	(27,487)	(28,103)
NON-GAAP GENERAL AND ADMINISTRATIVE EXPENSES	$38,958	$39,509	$143,872	$176,662

GAAP TOTAL OPERATING EXPENSES	$224,168	$1,286,319	$765,236	$2,036,567
Share-based compensation (a)	(32,242)	(21,425)	(83,133)	(87,024)
Impairment of goodwill and acquisition-related intangible assets (b)	—	(1,021,238)	—	(1,021,238)
Amortization of acquisition-related intangible assets (c)	(292)	(3,275)	(1,167)	(17,069)
NON-GAAP TOTAL OPERATING EXPENSES	$191,634	$240,381	$680,936	$911,236

GAAP OPERATING INCOME (LOSS)	$376,330	$(1,626,967)	$519,390	$(1,973,480)
Cost of product revenues adjustments (a) (c)	8,393	13,255	24,956	65,287
Operating expense adjustments (a) (c)	32,534	1,045,938	84,300	1,125,331
NON-GAAP OPERATING INCOME (LOSS)	$417,257	$(567,774)	$628,646	$(782,862)

GAAP OTHER INCOME (EXPENSE)	$926	$11,799	$(15,589)	$21,106
Convertible debt interest (d)	14,959	12,673	54,454	49,340
NON-GAAP OTHER INCOME (EXPENSE)	$15,885	$24,472	$38,865	$70,446

GAAP NET INCOME (LOSS)	$339,505	$(1,757,931)	$415,310	$(1,986,624)
Cost of product revenues adjustments (a) (c)	8,393	13,255	24,956	65,287
Operating expense adjustments (a) (c)	32,534	1,045,938	84,300	1,125,331
Convertible debt interest (d)	14,959	12,673	54,454	49,340
Income tax adjustments (e)	(118,180)	326,734	(151,813)	280,692
NON-GAAP NET INCOME (LOSS)	$277,211	$(359,331)	$427,207	$(465,974)

Diluted net income (loss) per share:
GAAP	$1.45	$(7.78)	$1.79	$(8.82)
Non-GAAP	$1.18	$(1.59)	$1.84	$(2.07)

Shares used in computing diluted net income (loss) per share:
GAAP	234,462	226,079	231,959	225,292
Non-GAAP	234,381	226,079	232,300	225,292

SanDisk Corporation
Reconciliation of Preliminary GAAP to Non-GAAP Operating Results (1)

(1)    To supplement our condensed consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP), we use non-GAAP measures of operating results, net income (loss) and net income (loss) per share, which are adjusted from results based on GAAP to exclude certain expenses, gains and losses. These non-GAAP financial measures are provided to enhance the user's overall understanding of our current financial performance and our prospects for the future. Specifically, we believe the non-GAAP results provide useful information to both management and investors as these non-GAAP results exclude certain expenses, gains and losses that we believe are not indicative of our core operating results and because it is consistent with the financial models and estimates published by many analysts who follow the Company.  For example, because the non-GAAP results exclude the expenses we recorded for share-based compensation, the amortization of acquisition-related intangible assets related to acquisitions of Matrix Semiconductor, Inc. in January 2006, msystems Ltd. in November 2006 and MusicGremlin, Inc. in June 2008, the impairment of goodwill and acquisition-related intangible assets, and non-cash economic interest expense associated with our cash-settled convertible debt, we believe the inclusion of non-GAAP financial measures provide consistency in our financial reporting. These non-GAAP results are some of the primary indicators management uses for assessing our performance, allocating resources and planning and forecasting future periods.  Further, management uses non-GAAP information that excludes certain non-cash charges, such as impairment of goodwill and acquisition-related intangible assets, amortization of purchased intangible assets, share-based compensation and non-cash economic interest expense associated with our cash-settled convertible debt, as these non-GAAP charges do not reflect the cash operating results of the business or the ongoing results.  These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results.  These non-GAAP measures may be different than the non-GAAP measures used by other companies.

(2)    As adjusted for the retrospective adoption of new accounting requirements, effective on December 29, 2008, relating to non-cash economic interest expense associated with the Company's cash-settled convertible debt.

(a)    Share-based compensation expense. The fourth quarter and full fiscal year 2009 include a one-time cumulative adjustment of $16.2 million to increase share-based compensation due to the way in which the Company's third-party software application incorrectly accounted for estimated forfeitures in share-based compensation calculations. This cumulative adjustment relates to the nine months ended September 27, 2009 and the three years ended December 28, 2008, and is not material for any prior period.

(b)    Impairment of goodwill and acquisition-related intangible assets primarily relating to acquisitions of Matrix Semiconductor, Inc. (January 2006), msystems Ltd. (November 2006), and MusicGremlin, Inc. (June 2008).

(c)    Amortization of acquisition-related intangible assets, primarily core and developed technology, related to the acquisitions of Matrix Semiconductor, Inc. (January 2006), msystems Ltd. (November 2006), and MusicGremlin, Inc. (June 2008).

(d)    Incremental interest expense relating to the non-cash economic interest expense associated with the Company's cash-settled convertible debt.

(e)    Income taxes associated with certain non-GAAP to GAAP adjustments and a valuation allowance on deferred taxes.

SanDisk Corporation
Preliminary Condensed Consolidated Balance Sheets
(in thousands, unaudited)

	January 3, 2010	December 28, 2008 (1)

ASSETS
Current assets:
Cash and cash equivalents	$1,100,364	$962,061
Short-term investments	819,002	477,296
Accounts receivable from product revenues, net	234,407	122,092
Inventory	596,493	598,251
Deferred taxes	66,869	84,023
Other current assets	97,639	469,961
Total current assets	2,914,774	2,713,684

Long-term investments	1,097,095	1,097,302
Property and equipment, net	300,997	396,987
Notes receivable and investments in the flash ventures with Toshiba	1,507,550	1,602,291
Deferred taxes	21,210	15,188
Intangible assets, net	58,076	63,182
Other non-current assets	102,017	43,506
Total assets	$6,001,719	$5,932,140

LIABILITIES
Current liabilities:
Accounts payable trade	$134,427	$240,985
Accounts payable to related parties	182,091	370,006
Convertible short-term debt	75,000	—
Other current accrued liabilities	234,079	502,443
Deferred income on shipments to distributors and retailers and deferred revenue	245,513	149,575
Total current liabilities	871,110	1,263,009

Convertible long-term debt	934,722	954,094
Non-current liabilities	287,478	274,316
Total liabilities	2,093,310	2,491,419

EQUITY
Stockholders' equity:
Common stock	4,269,074	4,154,392
Accumulated deficit	(487,489)	(902,799)
Accumulated other comprehensive income	128,713	188,977
Total stockholders' equity	3,910,298	3,440,570
Non-controlling interests	(1,889)	151
Total equity	3,908,409	3,440,721
Total liabilities and equity	$6,001,719	$5,932,140

(1)    As adjusted for the retrospective adoption of new accounting requirements, effective on December 29, 2008, relating to non-cash economic interest expense associated with the Company's cash-settled convertible debt.

SanDisk Corporation
Preliminary Condensed Consolidated Statements of Cash Flows
(in thousands, unaudited)

	Three months ended		Twelve months ended
	January 3, 2010	December 28, 2008 (1)	January 3, 2010	December 28, 2008 (1)
Cash flows from operating activities:
Net income (loss)	$339,505	$(1,757,931)	$415,310	$(1,986,624)
Adjustments to reconcile net income (loss) to net cash flows from operating activities:
Deferred and other taxes	(15,405)	190,090	(12,884)	146,141
Depreciation	38,011	40,837	152,606	175,179
Amortization	21,404	29,270	78,090	131,550
Provision for doubtful accounts	(2,394)	2,567	(719)	8,778
Share-based compensation expense	37,502	23,914	95,560	97,799
Excess tax benefit from share-based compensation	—	99	—	(1,938)
Impairments, restructuring and other	(1,408)	1,118,829	4,293	1,146,407
Other non-operating	(3,740)	4,126	(2,757)	19,856
Changes in operating assets and liabilities:
Accounts receivable from product revenues	47,663	(6,097)	(111,597)	332,113
Inventory	23,666	114,367	(13,485)	(42,969)
Other assets	(14,294)	(348,843)	324,981	(320,593)
Accounts payable trade	10,991	(5,191)	(106,634)	(48,727)
Accounts payable to related parties	(110,646)	244,570	(187,915)	215,563
Other liabilities	17,175	414,992	(146,995)	215,189
Total adjustments	48,525	1,823,530	72,544	2,074,348
Net cash provided by operating activities	388,030	65,599	487,854	87,724

Cash flows from investing activities:
Purchases of short and long-term investments	(431,101)	(317,828)	(1,668,978)	(1,986,338)
Proceeds from sale of short and long-term investments	276,879	408,146	1,137,734	1,697,052
Maturities of short and long-term investments	62,757	264,474	205,874	744,322
Acquisition of property and equipment, net	(16,379)	(31,673)	(59,733)	(144,353)
Investment in Flash Alliance Ltd.	—	—	—	(96,705)
Distribution from FlashVision Ltd.	—	—	12,713	102,530
Notes receivable issuance, Flash Partners Ltd. and Flash Alliance Ltd.	—	(156,960)	(377,923)	(287,488)
Notes receivable proceeds, Flash Partners Ltd. and Flash Alliance Ltd.	57,129	—	387,278	—
Purchased technology and other assets	2,000	5,786	(11,790)	4,911
Acquisition of MusicGremlin, Inc.	—	—	—	(4,604)
Net cash (used in) provided by investing activities	(48,715)	171,945	(374,825)	29,327

Cash flows from financing activities:
Repayment of debt financing	—	—	—	(9,785)
Proceeds from employee stock programs	6,880	343	20,878	19,701
Distribution to non-controlling interests	—	(916)	—	(916)
Excess tax benefit from share-based compensation	—	(99)	—	1,938
Net cash provided by (used in) financing activities	6,880	(672)	20,878	10,938

Effect of changes in foreign currency exchange rates on cash	1,686	4,082	4,396	323

Net increase in cash and cash equivalents	347,881	240,954	138,303	128,312

Cash and cash equivalents at beginning of period	752,483	721,107	962,061	833,749

Cash and cash equivalents at end of period	$1,100,364	$962,061	$1,100,364	$962,061

(1)    As adjusted for the retrospective adoption of new accounting requirements, effective on December 29, 2008, relating to non-cash economic interest expense associated with the Company's cash-settled convertible debt.